                                                                   EXHIBIT 10.15



This Document Prepared By and After
Recording Return To:
Bruce J. Parker, Esq.
Kaplan, Strangis and Kaplan, P.A.
90 South Seventh Street, Suite 5500
Minneapolis, MN  55402
Phone: (612) 375-1138
--------------------------------------------------------------------------------


                         GRANT OF RIGHT OF FIRST REFUSAL

        FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, HOLIDAY RV SUPERSTORES OF NEW MEXICO, INC., a New Mexico corporation, ("Holiday") hereby grants to THE STEPHEN ADAMS LIVING TRUST ("Adams"), its successors, heirs and assigns, the following right of first refusal to purchase the property located in Las Cruces, New Mexico owned by Holiday and legally described on Exhibit A attached hereto (the "Property"):

        1. If at any time Holiday desires to sell all or any part of the Property, and receives a bona fide offer (the "Offer") which it is willing to accept from any person, firm or corporation, ready, willing and able to purchase any or all of the Property, then and in such case Holiday shall immediately give notice thereof (the "Offer Notice") to Adams including in said notice the name and address of offeror, the price offered and the terms and conditions of the Offer. Said notice shall be accompanied by a copy of the Offer and of any letter of intent or other memorandum of the Offer.

        2. Adams shall have thirty (30) days after receipt of the Offer Notice (the "Exercise Period") to agree to purchase the Property covered by said Offer at the price and according to the terms specified in said Offer and with at least sixty (60) day due diligence period, by executing a purchase agreement containing the price and terms and conditions of the Offer. In the event that Adams exercises its discretion not to proceed with the purchase as a result of it due diligence, such action shall be treated as Adams having not exercised its right to purchase and Holiday may proceed with the sale contemplated by the Offer in accordance with paragraphs 3 and 4 below and the time period set forth in paragraph 4 shall commence upon Adam's written notice to Holiday exercising its due diligence termination right.

        3. If Adams does not exercise its right to purchase by giving written notice thereof to Holiday within the Exercise Period, Holiday may accept said Offer and complete said sale to the offeror in accordance with said Offer, after the expiration of the Exercise Period. Concurrent with the successful closing of the Offer with offeror, Adams shall execute and deliver a release and acknowledgement of termination of this Right of First Refusal at the closing of said sale as to the portion of the property so sold upon request by Holiday.



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        4. In the event that Adams does not exercise its right to purchase and either (a) the terms of the Offer are materially changed, or (b) the sale or conveyance to the offeror is not completed within ninety (90) days after the expiration of the Exercise Period, then Holiday shall comply with the provisions of the right of first refusal given hereby and said Offer shall again be submitted to Adams for the period and in the manner herein stated.

        5. If some, but not all of the Property is included in the Offer, the purchase of failure to purchase of any part of the Property pursuant to a written notice by Holiday to Adams as above provided shall not affect the right of Adams, as above granted, to purchase the balance of the Property, and any sale of all or any part of the balance thereof shall be subject to the terms hereof.

        6. All notices hereunder shall be effective when mailed by United States certified mail, postage prepaid, return receipt requested, and addressed as follows:



                             As to Holiday:
                             c/o Holiday RV Superstores, Inc.
                             200 East Broward Blvd., Suite 920
                             Ft. Lauderdale, Florida  3301
                             Fax: (954) 522-9906

                             With a copy to:
                             Sheppard, Mullin, Richter & Hampton, LLP
                             800 Anacapa Street
                             Santa Barbara, California 93101-2212
                             Attn: Theodore R. Maloney, Esq.
                             Fax: (805) 568-1955

                             As to Adams:
                             2575 Vista Del Mar Drive
                             Ventura, California  93001
                             Fax: (805) 667-4151

                             With a copy to:
                             Kaplan, Strangis and Kaplan, P.S.
                             5500 Wells Fargo Center
                             90 South Seventh Street
                             Minneapolis, Minnesota  55402
                             Attn: Andris A. Baltins, Esq.
                             Fax: (612) 375-1143



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or to such other address as a party may designate by ten (10) days prior written notice given in accordance with the terms hereof.

        7. The agreement shall be governed by the laws of the State of South Carolina.

            IN WITNESS WHEREOF, Holiday has caused this Right of First Refusal to be executed as of the date and year first above written.



WITNESSES   Holiday RV Supersores, Inc.



 /s/ Nancy Fredericksen                      By:  /s/ Marcus A. Lemonis
-----------------------------------              -------------------------------
Signature                                    Name:    Marcus A. Lemonis
                                                   -----------------------------
                                             Title:   Chief Executive Officer
     Nancy Fredericksen                               --------------------------
-----------------------------------
Printed Name

 /s/ Bruce J. Parker
-----------------------------------
Signature

     Bruce J. Parker
-----------------------------------
Printed Name



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STATE OF MINNESOTA     )
                       ) SS.
COUNTY OF HENNEPIN     )

        The foregoing instrument was acknowledged before me this 12th day of March, 2002 by Marcus A. Lemonis, as Chief Executive Officer of Holiday R.V. Superstores of South Carolina, Inc., a South Carolina corporation, on behalf of said corporation.



                                             -----------------------------------
                                             Notary Public/State of Minnesota



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